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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PFSweb, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PFSweb, Inc.
500 North Central Expressway
Suite 500
Plano, Texas 75074

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”), which will be held at the Stonebriar Country Club, Frisco, Texas, on Friday, June 4, 2004 at 10:00 a.m. (local time).

     At the Annual Meeting, stockholders will be asked to ratify the appointment of KPMG LLP as the Company’s independent auditors. Information about this matter is contained in the attached Proxy Statement.

     The Company’s management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS MOST IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card, which will indicate your vote upon the matter to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

     I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on June 4, 2004.

Sincerely,

/s/ Mark C. Layton

Mark C. Layton
Chairman, President and Chief Executive Officer

April 21, 2004

PROXY STATEMENT
THE COMPANY’S BOARD OF DIRECTORS
Class I Directors
Class III Directors
Summary Compensation Table
Option Grants in Fiscal Year Ended December 31, 2003
Aggregated Option Exercises in Fiscal Year Ended December 31, 2003 And Option Values as of December 31, 2003
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG PFSWEB INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX
ITEM 1 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
GENERAL INFORMATION
OTHER MATTERS

PFSweb, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 4, 2004

     The Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”) will be held on Friday, June 4, 2004 at 10:00 a.m. at the Stonebriar Country Club, Frisco, Texas, for the following purposes:

1.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 15, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

     Please sign, date and mail the enclosed proxy in the enclosed envelope promptly, so that your shares of stock may be represented at the meeting.

By Order of the Board of Directors

/s/ Harvey H. Achatz

Harvey H. Achatz
Secretary

Plano, Texas
April 21, 2004

PFSweb, Inc.
500 North Central Expressway
Suite 500
Plano, Texas 75074
(972) 881-2900

PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of PFSweb, Inc., a Delaware corporation (“PFSweb” or the “Company”), in connection with the solicitation of proxies for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the Stonebriar Country Club, Frisco, Texas, on Friday, June 4, 2004, at 10:00 a.m. and at any and all adjournments thereof.

     This solicitation is being made on behalf of the Board of Directors of the Company. This Proxy Statement, Notice of Annual Meeting of Stockholders, the enclosed proxy card and the Company’s 2003 Annual Report on Form 10-K will first be mailed to stockholders on or about May 4, 2004.

     The shares represented by a proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

     Any proxy given by a stockholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice of revocation, in each case, to the Company’s Secretary, at the Company’s principal executive offices at the address set forth above. Stockholders who attend the Annual Meeting in person may withdraw their proxies at any time before their shares are voted by voting their shares in person.

     Stockholders of record at the close of business on April 15, 2004 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the issued and outstanding voting securities of the Company consisted of 21,197,561 shares of common stock, excluding 86,300 shares of common stock in treasury, par value $.001 per share (the “Common Stock”), each of which is entitled to one vote on all matters that may properly come before the Annual Meeting or any adjournment thereof.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. The affirmative vote of a majority of the shares present, whether in person or by proxy, at the meeting will be sufficient to ratify the selection of our independent auditors. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. Abstentions and “broker non-votes” (nominees holding shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes will have the same effect as a vote against the proposal.

THE COMPANY’S BOARD OF DIRECTORS

     The Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of the Class I directors expires at the 2006 Annual Meeting; the term of the Class II directors expires at the 2004 Annual Meeting; and the term of the Class III directors expires at the 2005 Annual Meeting. The Board presently consists of five members, two Class I directors and three Class III directors. There are presently no Class II directors. The proxies will not be voted for any nominee for the vacant Class II positions on the Board. Filling the vacancies requires either action by the Board of Directors or the affirmative vote of a majority of the voting power of all outstanding shares. We do not plan to consider the Class II vacancies at the 2004 annual meeting. The Board of Directors may consider electing an individual to the Class II vacant positions on the Board at a later time, although it presently has no plans to do so.

     The following information, which has been provided by the individuals named, sets forth for each member of the Board of Directors, such person’s name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company.

Class I Directors

     David I. Beatson, age 56, has served as a non-employee Director since November 2000. Mr. Beatson is Regional CEO North America and Member of the Executive Board of Panalpina, Inc., a leading provider of intercontinental airfreight and seafreight forwarding and transportation, specializing in global integrated logistics and comprehensive supply chain management solutions, a position he has held since July 1, 2003. Prior to assuming such position, he was a Principal and Founder of Ascent Advisors, LLC, a consulting practice directed at strategic positioning and corporate business development plans and strategy. Mr. Beatson is a recognized leader in the field of transportation, logistics and supply chain management having served as Chairman and CEO of several leading companies in this industry. From June 2000 to July 2001, Mr. Beatson served as president, CEO and chairman of Supply Links, Inc., an Internet-based B2B global supply chain network that links customers to multiple transportation modes and service providers through a single platform. From July 1998 to June 2000, Mr. Beatson served as chairman, president and CEO of Circle International Group, Inc., a global transportation and logistics company. From 1991 to June 1994, Mr. Beatson served as vice-president of sales and marketing and then from June 1994 until July 1998 as president and CEO of Emery Worldwide, a global transportation and logistics company. Prior to 1991, Mr. Beatson held several management positions in the logistics and transportation industry, including American Airlines and CF Airfreight. Mr. Beatson also currently serves as an industry representative member of the Executive Advisory Committee to the National Industrial Transportation League, to which the Air Freight Association elected him in 1995. He also serves on several industry boards including the Council of Logistics Management.

     James F. Reilly, age 45, has served as a non-employee Director of the Company since its inception. Mr. Reilly has been an investment banker since 1983 and is currently a Managing Director of Needham & Company, Inc., a nationally recognized investment banking and asset management firm focused primarily on serving emerging growth industries and their investors, a position he assumed in January 2004. Previously he was a Managing Director of J.P. Morgan Securities, Inc., an investment banking firm, and a Managing Director in the Technology Group of Warburg Dillon Read, the global investment banking division of UBS AG. During his career as an investment banker, Mr. Reilly has specialized in corporate finance advisory work for a broad range of technology companies.

Class III Directors

     Mark C. Layton, age 44, has served as Chairman of the Board, President and Chief Executive Officer of PFSweb since its inception. Mr. Layton previously held the following positions with Daisytek International Corporation (“Daisytek”), a leading global distributor of consumable computer supplies and office products and the former parent corporation of the Company: Chairman of the Board from September 1999 to October 2000; President, Chief Executive Officer and Chief Operating Officer from April 1997 to February 2000; Director from 1988 to October 2000; President, Chief Operating Officer and Chief Financial Officer from 1993 to April 1997; Executive Vice President from 1990 to 1993; and Vice President — Operations from 1988 to 1990. Prior to joining Daisytek, Mr. Layton served as a management consultant with Arthur Andersen & Co., S.C. for six years through 1988 specializing in wholesale and retail distribution and technology. Mr. Layton is also a director of PC Mall, Inc. a direct marketer of computer products.

     Timothy M. Murray, age 51, has served as a non-employee Director of the Company since its inception. Mr. Murray is a Principal of William Blair & Company, L.L.C., an investment banking firm he joined in 1979. Mr. Murray is a director of several privately held corporations.

     Dr. Neil W. Jacobs, age 69, has served as a non-employee Director of the Company since July 2000. Dr. Jacobs is a professor of computer information systems and management at Northern Arizona University (“NAU”) and a technology industry veteran. Dr. Jacobs’ academic area of expertise includes strategic management issues and the role information technology plays in support of strategy and operations. From 1996 to 1999, Dr. Jacobs served as associate dean of the College of Business Administration at NAU. Prior to his academic career, he served as an officer in the United States Air Force and held management positions in manufacturing and information technology at IBM and Memorex.

Executive Officers and Officers

     In addition to the individuals named above, the following are the names, ages and positions of the other executive officers and officers of the Company:

Executive Officers

     Steven S. Graham, age 52, has served as Executive Vice President and Chief Technology Officer of the Company since its inception. Mr. Graham previously served as Senior Vice President of Information Technologies and Chief Information Officer of Daisytek, a position he held from 1996 to 2000. Prior to joining Daisytek, Mr. Graham was employed by Ingram Micro, a major microcomputer distributor. Mr. Graham has over 25 years of experience in the information-technology field.

     Thomas J. Madden, age 42, has served as Executive Vice President, Chief Financial and Accounting Officer of the Company since its inception. Mr. Madden previously served as Chief Financial Officer of Daisytek from 1997 to 2000, as Vice President — Finance, Treasurer and as Chief Accounting Officer of Daisytek from 1994 to 2000 and as Controller of Daisytek from 1992 to 1994. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager.

     Michael C. Willoughby, age 40, has served as Executive Vice President and Chief Information Officer of the Company since October 2001 and served as Vice President — E-Commerce Technologies of the Company since 1999. Mr. Willoughby served as President and Chief Executive Officer of Design Technologies, Inc., an e-commerce software development firm from 1994 to 1999. Prior to founding Design Technologies, Inc., Mr. Willoughby served as President and Chief Executive Officer of Integration Services, Inc., a mid-sized development services company.

     Harvey H. Achatz, age 63, has served as Vice President — Administration and Secretary of the Company since its inception. Mr. Achatz previously served as Vice President — Administration and Secretary of Daisytek from 1993 and 1984 to 2000, respectively, as Vice President — Finance from 1985 to 1993, as Controller from 1981 to 1985 and as a Director from 1984 to 1990.

Officers

     Scott R. Talley, age 39, has served as Vice President — International Distribution for the Company since its inception. Mr. Talley previously served in various capacities for Daisytek since 1991, most recently as Vice President — Distribution.

     Cynthia D. Almond, age 36, has served as Vice President — Client Services of the Company since March 2001. From 1999 to 2001, Ms. Almond served as Director of Account Management. From 1991 to 1999, Ms. Almond served in various marketing, product management and sales capacities for Daisytek.

     Bruce E. McClung, age 66, has served as Vice President – Sales of the Company since October 2001. From 1999 to 2001, Mr. McClung served in various marketing and sales capabilities for the Company. Mr. McClung has spent more than 25 years in sales, marketing and management roles in systems and solutions organizations, including Daisytek, IBM, Boeing and Perdata.

Meetings and Committees of the Board

     The Board of Directors met eight times during the calendar year ended December 31, 2003. The Board of Directors has determined that, other than Mr. Layton, each director is independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and NASD listing standards. The independent directors are able to meet in executive session without the Company’s management at each regularly scheduled Board meeting.

     The Board of Directors does not have a policy regarding director attendance at the annual meeting of stockholders, and no director attended the 2003 annual meeting other than Mr. Layton.

     The Board of Directors currently has standing Audit, Compensation, Nominating and Stock Option Committees. During calendar year 2003 the Board of Directors did not have a Nominating Committee. The Company recently appointed a Nominating Committee. Prior to the appointment of the Nominating Committee, the functions of the Nominating Committee were performed by the Board of Directors.

     The Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors. The Committee will consider candidates at the recommendation of existing Board members, Company management, search firms or other consultants, or stockholders. Stockholders wishing to recommend director candidates to the Board may do so by writing to the Committee in care of the Corporate Secretary at the Company’s chief executive office, 500 North Central Expressway, Suite 500, Plano, TX 75074. At a minimum, director candidates should have demonstrated achievement in their particular field of endeavor, significant business or other management experience that would be of value to the Company, integrity and high ethical standards, good communication and leadership skills, and the ability and willingness to commit adequate time and attention to carry out their Board duties effectively. The Committee will evaluate candidates through background and reference checks, interviews and an analysis of each candidate’s qualifications and attributes in light of the current composition of the Board and the Company’s leadership needs at the time. From time to time, the Committee may engage the services of an outside consultant to assist the Committee by conducting searches to identify candidates, evaluating candidates’ qualifications, handling background and reference checks, and making initial contacts with potential candidates. The members of the Nominating Committee are Timothy M. Murray and Neil W. Jacobs, each of whom has been determined to be independent as discussed above. The Nominating Committee has adopted a charter, which is available on the Company’s website at www.pfsweb.com.

     The Audit Committee is established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its shareholders. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s auditors report directly to the Committee.

     The Audit Committee is comprised of three directors, Mr. Reilly, Mr. Beatson and Dr. Jacobs, each of whom has been determined by the Board of Directors to be independent as discussed above, and is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that, based on his relevant experience as described above, Mr. Reilly is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and has the requisite financial sophistication required by the NASD listing standards. The Audit Committee met six times during 2003. The Committee has adopted a written amended and restated audit committee charter setting out the audit-related functions of the Audit Committee, and the Committee reviews and reassesses the adequacy of the charter on an annual basis.

     The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company’s executive officers and other key employees. The current members of the Compensation Committee are Messrs. Murray and Reilly, who are independent as described above. The Compensation Committee also serves as the Stock Option Committee to administer the Company’s employee stock option and purchase plans. The Compensation Committee and Stock Option Committee met three times during the calendar year ended December 31, 2003.

Communicating with the Board of Directors

     Stockholders wishing to communicate with one or more of the Directors or the Board as a whole may do so in a writing addressed to the Director(s) or the Board and sent to the Corporate Secretary, PFSweb, Inc., 500 North Central Expressway, Suite 500, Plano, TX 75074.

Codes of Conduct and Ethics

     The Board has approved a code of business conduct and ethics in accordance with rules of the SEC and NASD listing standards applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and the principal accounting officer. The codes are intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the Company’s code of ethics and code of business conduct may be found on the Company’s website at www.pfsweb.com.

Compensation of Directors

     In June 1999 the Company adopted a Non-Employee Director Stock Option and Retainer Plan (the “Non-Employee Director Plan”). As of the date of the adoption of the Non-Employee Director Plan, each non-employee director received an option to purchase 35,000 shares of common stock. The Non-Employee Director Plan also provides for the future issuance to each non-employee director of options to purchase 10,000 shares of common stock as of the date of each annual meeting of stockholders. Accordingly, as of the date of the Company’s 2003 Annual Meeting, each non-employee director received an option to purchase 10,000 shares of common stock with an exercise price of $0.69 per share. In addition, currently, non-employee directors receive an annual retainer fee of $10,000, payable quarterly, a director meeting fee of $2,500 for each board meeting attended and a committee meeting fee of $1,500 for each audit committee meeting attended. The Non-Employee Director Plan permits the payment of such non-employee director retainer fees in shares of Common Stock in lieu of cash.

     All options to be issued to non-employee directors under the Non-Employee Director Plan are non-qualified options for federal income tax purposes and have an exercise price equal to the fair market value of a share of common stock as of the date of the annual meeting upon which such option is granted. All options have a ten year term and are subject to a one year vesting schedule.

     Generally, unless the Non-Employee Director Plan administrator otherwise provides, options are non-transferable other than by will or the laws of descent and distribution. At the time of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company’s common stock, the Non-Employee Director Plan administrator will make appropriate adjustments to the exercise price, number and kind of shares to be issued under the Non-Employee Director Plan and any outstanding options. Unless terminated earlier, the Non-Employee Director Plan will terminate ten years from its adoption, and no stock options will be granted after the Non-Employee Director Plan terminates. The Board of Directors has the authority to amend, modify, suspend or terminate the Non-Employee Director Plan at any time.

     Directors who are also employees of the Company or any of its subsidiaries receive no remuneration for serving as directors or committee members.

Report of the Audit Committee for the Fiscal Year Ended December 31, 2003

     The Audit Committee of the Company’s Board of Directors is comprised of three independent directors. The current members of the Audit Committee are Messrs. Reilly, Beatson and Jacobs.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee meets with the auditors at least twice a year. In addition, the Audit Committee has approved the appointment of the Company’s auditors, KPMG LLP.

     The Audit Committee discussed with the Company’s auditors the scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the auditors the Company’s audited financial statements, including the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors the other matters required by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications.”

     The Company’s auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the auditors their independence from the Company and its management.

     Based on the Audit Committee’s discussion with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission.

James F. Reilly
David I. Beatson
Dr. Neil W. Jacobs

Executive Compensation

     The following table sets forth the compensation paid or accrued by the Company to the Company’s Chief Executive Officer and to each of the four most highly compensated executive officers of the Company for services rendered to the Company during the fiscal years ended December 31, 2003 and 2002 (“CY 2003” and “CY 2002,” respectively) and the nine-month fiscal period ended December 31, 2001.

Summary Compensation Table

				Long-Term
				Compensation
				Awards
	Annual Compensation			Number of Securities Underlying		All Other
Name and Principle Position	Period	Salary	Bonus	Options		Compensation (1)
Mark C. Layton	CY 2003	$304,500	$83,076	82,000		$23,531
Chairman, President,	CY 2002	328,991	—	—		14,613
Chief Executive Officer	9 Mos. 2001	283,080	28,125	594,056	(2)	16,783
Steven S. Graham
Executive Vice	CY 2003	213,298	58,431	82,000		8,798
President – Chief	CY 2002	226,684	—	15,000		5,748
Technology Officer	9 Mos. 2001	179,723	15,625	607,449	(2)	5,133
Michael C. Willoughby
Executive Vice	CY 2003	205,000	52,307	82,000		248
President – Chief	CY 2002	220,846	—	80,000		240
Information Officer	9 Mos. 2001	122,308	3,750	34,000	(2)	186
Thomas J. Madden
Executive Vice	CY 2003	165,000	42,307	82,000		5,905
President – Chief	CY 2002	176,923	—	15,000		6,361
Financial Officer	9 Mos. 2001	153,846	13,750	344,673	(2)	4,609
Harvey H. Achatz
Vice President –	CY 2003	107,299	18,461	15,000		6,948
Administration and	CY 2002	109,530	—	3,000		5,600
Secretary	9 Mos. 2001	91,768	2,500	67,974	(2)	5,133

(1)	All Other Compensation represents compensation in respect of one or more of the following: personal use of Company automobiles; life insurance premiums paid by the Company for the benefit of the named executive officer; income tax return preparation services paid by the Company; contributions to 401(k) accounts paid by the Company and personal travel expenses.

(2)	Represents options issued during the fiscal period ended December 31, 2001 pursuant to a Company option exchange offer.

     The following table sets forth information with respect to grants of stock options by the Company to purchase shares of the Company’s common stock during the fiscal year ended December 31, 2003 to the named executive officers reflected in the Summary Compensation Table.

Option Grants in Fiscal Year Ended December 31, 2003

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise Price Per	Expiration	Potential Realizable Value of Stock Price Appreciation at Assumed Annual Rates for Option Terms (2)
Name	Grants (1)	Year	Share	Date	5%	10%
Mark C. Layton	82,000	9.8%	$0.39	4/11/13	$20,112	$50,968
Steven S. Graham	82,000	9.8%	0.39	4/11/13	20,112	50,968
Michael C. Willoughby	82,000	9.8%	0.39	4/11/13	20,112	50,968
Thomas J. Madden	82,000	9.8%	0.39	4/11/13	20,112	50,968
Harvey H. Achatz	15,000	1.8%	0.39	4/11/13	3,679	9,323

(1)	Subject to quarterly vesting schedule over a three-year period.

(2)	These are hypothetical values using assumed annual rates of stock price appreciation as prescribed by the rules of the SEC.

     The following table sets forth information concerning the aggregate Company stock option exercises during the fiscal year ended December 31, 2003 and Company stock option values as of December 31, 2003 for unexercised Company stock options held by each of the named executive officers.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2003
And Option Values as of December 31, 2003

	Number of Shares Acquired on	Value	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (2)
Name	Exercise	Received (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark C. Layton	—	$—	650,888	75,168	$418,165	$90,953
Steven S. Graham	20,000	35,000	638,031	81,418	420,257	95,703
Michael C. Willoughby	74,000	121,889	48,496	108,504	13,331	116,289
Thomas J. Madden	—	—	395,255	81,418	252,741	95,703
Harvey H. Achatz	—	—	85,974	15,000	49,745	17,588

(1)	If the shares were sold immediately upon exercise, the value realized was calculated using the difference between the actual sales price and the exercise price. Otherwise, the value realized was calculated using the difference between the closing price of the common stock on the date of exercise and the exercise price.

(2)	Amounts were calculated using the closing price of the common stock on the last trading day of the fiscal year ($1.60), as reported by the Nasdaq National Market.

Change in Control and Severance Agreements

     The Company and each of the executive officers named above have entered into Change in Control and Severance Agreements. Under these agreements, and in consideration of certain commitments of the officer to continue employment, upon the occurrence of a change in control, all unvested options held by the officer immediately vest and become exercisable. During the two year period following a change in control (whenever occurring), if the employment of the officer is terminated (other than for cause, death, disability or retirement), or if there is a material adverse change in the officer’s responsibilities, compensation or benefits to which the officer does not consent, then, in each case, the officer is entitled to receive from the Company all salary and bonus amounts accrued through the date of termination plus a severance payment equal to twice the officer’s salary and bonus. If applicable, the officer is also entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such severance or bonus payment. The agreement terminates upon the voluntary resignation or termination of employment by the officer.

     The Company and each of the executive officers named above have also entered into Executive Severance Agreements. Under these agreements, and in consideration for, among other things, the agreement by the executive to be bound by a restrictive covenant, in the event of the termination of the employment of the executive other than for cause, the executive is entitled to a severance payment up to a maximum of twice the executive’s salary and bonus. In addition, in the event of termination without cause, the executive is entitled to a continuation of benefits and to the accelerated vesting of all options then held by the executive. The severance payment and benefits are reduced by any compensation or benefits received by the executive from any subsequent employer.

Report of the Compensation Committee on Executive Compensation for Fiscal Year Ended December 31, 2003

     The Compensation Committee of the Board of Directors (the “Committee”) is responsible for approval or recommendation to the Board of Directors of the compensation arrangements for the Company’s executive officers. During the fiscal year ended December 31, 2003, the members of the Committee were Timothy M. Murray and James F. Reilly who are independent directors as described above.

     The Committee believes that the total compensation of the Company’s executive officers should be primarily based on the subjective determination of the Committee as to the Company’s overall financial performance and the individual contribution to such performance. The Committee further believes that a portion of total compensation should consist of variable, performance-based components such as stock option awards and bonuses, which it can increase or decrease to reflect its assessment of changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to enhance profitability and stockholder value.

     In formulating compensation levels and policies for the fiscal year ended December 31, 2003, the Committee did not retain an independent compensation consultant, nor did the Committee rely upon any formal study or review of comparable companies in the Company’s industry.

     The Committee annually establishes the salaries to be paid to the Chief Executive Officer and other executive officers during each fiscal year. Base salaries for executive officers are set to reflect the duties and level of responsibility in each position. In setting salaries, the Committee takes into account several factors including individual job performance, the level of responsibility, competitive pay practices in the Company’s industry, to the extent information is available, and overall company performance. The Committee does not assign specific relative weights to the various factors it considers, however, but rather exercises its discretion and makes a judgment after considering all factors it deems relevant.

     For the fiscal year ended December 31, 2003 and for services rendered to the Company, the base salary of Mr. Mark Layton, Chairman of the Board of Directors, President and Chief Executive Officer, was $304,500, and based upon the Company’s performance during 2003, the Committee awarded Mr. Layton a bonus of $83,076.

     The Committee also administers the Company’s stock option plans and recommends other option grants that are used to further link executive compensation to the Company’s performance. All options are subject to a multi-year cumulative vesting schedule and have an exercise price not less than the fair market value on the date of grant. During the year ended December 31, 2003, Mr. Layton received 82,000 options having an exercise price of $0.39 per share.

     As part of its overall consideration of executive compensation, the Committee considers the anticipated tax treatment of various payments and benefits, including the applicability of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. The Committee believes that no named officer in the Summary Compensation Table had taxable compensation for the fiscal year ended December 31, 2003 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

     The Committee believes that the policies and programs described above have supported the Company’s business objectives and have contributed to the Company’s performance.

Timothy M. Murray
James F. Reilly

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of April 15, 2004, certain information regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors and named executive officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, also includes shares acquirable within 60 days. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.

	Number
Name and Address of Beneficial Owner	of Shares	Percent (1)
Gilder, Gagnon, Howe & Co. LLC (2)
1775 Broadway, 26th Floor
New York, NY 10019	2,932,705	13.8%
Mark C. Layton (3)	1,200,330	5.5%
Steven S. Graham (3)	773,056	3.5%
Thomas J. Madden (3)	515,414	2.4%
Timothy M. Murray (3)	192,256	*
Harvey H. Achatz (3)	156,447	*
James F. Reilly (3)	121,405	*
Michael C. Willoughby (3)	84,276	*
Dr. Neil W. Jacobs (3)	65,312	*
David I. Beatson (3)	45,000	*
All directors and executive officers as a group (9 persons) (4)	3,153,496	13.5%

*	Represents less than 1%

(1)	This table is based on 21,197,561 shares of Common Stock outstanding on April 15, 2004.

(2)	Based upon a Schedule 13G, filed by Gilder, Gagnon, Howe & Co. LLC on February 17, 2004, stating beneficial ownership and shared voting and dispositive power as of December 31, 2003.

(3)	Includes the following outstanding options to purchase the specified number of shares of Common Stock, which are fully vested and exercisable: Mark C. Layton – 671,387; Steven S. Graham – 661,030; Thomas J. Madden – 418,254; Timothy M. Murray – 106,167; Harvey H. Achatz – 90,224; James F. Reilly – 35,000; Michael C. Willoughby – 82,331; Dr. Neil W. Jacobs – 55,000; and David I. Beatson – 45,000.

(4)	Includes outstanding options to purchase 2,164,393 shares of Common Stock, which are fully vested and exercisable.

PERFORMANCE GRAPH

     The following line graph displays the cumulative total return to stockholders of the Company’s Common Stock from December 2, 1999 (the commencement of trading of the Company’s Common Stock) to December 31, 2003, compared to the cumulative total return for the Total Return Index for The Nasdaq Stock Market (U.S.) and the Russell 2000 Index. The graph assumes a $100 investment in the Company’s Common Stock, on December 2, 1999 at the initial offering price of $17 per share, and in each of the above mentioned indices. The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. The Company’s management believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG PFSWEB INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

	12/2/99	3/31/00	3/31/01	12/31/01	12/31/02	12/31/03
PFSweb Inc.	100.00	94.12	5.70	5.00	2.47	9.41
NASDAQ Stock Market (U.S.)	100.00	136.34	54.62	58.09	40.16	60.05
Russell 2000	100.00	119.30	101.02	110.73	88.05	129.66

ITEM 1
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. KPMG LLP audited the Company’s financial statements for the last three fiscal years. Ratification of the appointment of KPMG LLP as the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event shareholders do not ratify the appointment of KPMG LLP as the Company’s independent auditors, such appointment may be reconsidered by the Audit Committee and the Board of Directors. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     The Board of Directors of the Company recommends a vote FOR ratification of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

     In addition to retaining KPMG LLP to audit the Company’s financial statements, the Company engages the firm from time to time to perform other services. The following table sets forth the aggregate fees billed by KPMG LLP in connection with services rendered during the previous two fiscal years.

Fee Type	CY 2003	CY 2002
Audit fees (a)	$319,000	$347,743
Audit-related fees	—	—
Tax fees (b)	183,400	157,733
All other fees (c)	16,162	—

(a)	Includes fees paid for professional services rendered in connection with the audit of the annual financial statements, reviews of the quarterly financial statements and fees paid for the audit of the Company’s subsidiary, Supplies Distributors, to satisfy requirements of its senior debt agreements.

(b)	Includes fees paid for tax compliance and related tax services.

(c)	Includes fees paid for certain due diligence services.

     The Audit Committee has considered whether the provision of the services described in notes (b) and (c) above is compatible with maintaining KPMG LLP’s independence.

     The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to the Company by its independent auditor. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by KPMG LLP for the first fiscal quarter of 2004 and has also given its approval for the provision of tax compliance and related tax services for 2004 by KPMG LLP, in each case subject to a specific budget. In cases where the Audit Committee’s pre-approval is not covered by one of those approvals, a designated member of the Audit Committee has the delegated authority to pre-approve the provision of services, and such pre-approvals are then communicated to the full Audit Committee.

GENERAL INFORMATION

Voting Procedures

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Solicitation Costs

     The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board of Directors. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview or telephone. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

Stockholder Proposals for the 2005 Annual Meeting

     A stockholder desiring to submit an otherwise eligible proposal for inclusion in the Company’s proxy statement for the 2005 annual meeting of stockholders of the Company must deliver the proposal so that it is received by the Company no later than December 31, 2004. The Company requests that all such proposals be addressed to the Company’s Secretary at the Company’s principal executive offices, 500 North Central Expressway, Suite 500, Plano, Texas 75074, and mailed by certified mail, return-receipt requested.

Compliance with Certain Reporting Obligations

     Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and controlling stockholders to file initial reports of ownership and reports of changes of ownership of the Company’s Common Stock with the Securities and Exchange Commission and the Company. During 2003, Messrs. Beatson, Reilly, Jacobs and Murray each filed one Form 4 16 days late due to an administrative error. To the Company’s knowledge, all other reports required to be so filed were filed in accordance with the provisions of said Section 16(a).

Financial and Other Information

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is being sent to stockholders of record as of the Record Date together with this Proxy Statement.

OTHER MATTERS

     The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Harvey H. Achatz

Harvey H. Achatz
Secretary

Plano, Texas
April 21, 2004

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PFSweb, Inc.

     The undersigned hereby appoints Mark C. Layton and Harvey H. Achatz as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of PFSweb, Inc. standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 4, 2004 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Please mark your vote as indicated in this example	☒

The Board of Directors recommends a vote FOR Item 1.

	FOR	AGAINST	ABSTAIN
Item 1- Ratification of Appointment of Independent Auditors	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

Signature	Signature	Date

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.